Exhibit 10.44

Confidential Treatment Request

[*] indicates information that has been omitted pursuant to a confidential treatment request and this information has been filed under separate cover with the Commission.


                               SUBLEASE AGREEMENT

                THE SUBLEASE AGREEMENT, made and entered into as of the 11 day of April, 2005 by and between MIDNIGHT AUTO FRANCHISE CORP., a Michigan corporation (hereinafter called "MAFC") and ALL NIGHT AUTO OF PHOENIX, INC., an Arizona corporation (hereinafter called "ANA").

                WITNESSETH

                WHEREAS, on or about the date hereof, Midnight Auto Franchise Corp, a Michigan limited liability company as Tenant, entered into a lease with Weingarten Nostat Inc. as Landlord (the "Master Lease") with respect to the premises located at 1835 E. Guadalupe, Tempe AZ 85283, consisting of 4600 sq. ft. of leaseable space (the "Premises"); and

                WHEREAS, Weingarten Nostat, Inc. has consented to sublease; and

                WHEREAS, ANA wishes to sublease the Premises; and

                WHEREAS, MAFC is desirous of entering into this Sublease and does hereby sublease unto ANA and ANA hereby subleases from MAFC, upon the terms and conditions hereinafter set forth.

                              TERMS AND CONDITIONS

                1. TERM. The term of this sublease Agreement ("Term") shall commence on the date hereof and shall continue in force until the date of termination or expiration of the Master Lease. Effective as of the date of such termination, provided ANA has fully performed all of its obligations under this Sublease, ANA shall have no further liability or obligation with respect to this Sublease Agreement or the Master Lease.

                2. RENT.  ANA shall pay Rent to MAFC during the Term as follows:
$[*] per week from the date hereof to March 31, 2005, and from April 1, 2005 to March 31, 2006 (April 1, 2005 through March 31, 2006 is referred to herein as "Year One", and the fiscal year beginning April 1st of each year and ending on March 31st of each year is referred to herein as the "Fiscal Year"). Rent shall increase for each Fiscal Year after Year One at Three and one half (3.5%) percent per year. To the extent the amounts charged by the Landlord under the Master Lease to MAFC for common area charges, taxes and insurance for any given Fiscal Year exceed the amounts set forth in the Operating Pro Forma between the parties in the column labeled "Estimated C/T/I/O Rate" for the applicable Fiscal Year (which Pro Forma is attached to the Stockholders Agreement between the parties of even date herewith), then ANA shall also pay to MAFC as rent the amount of such excess (such excess to be divided by fifty-two (52) to arrive at the amount which shall be paid on a weekly basis) on the same day as rent is due and in the same manner as rent is paid under this Lease. Rent shall be paid weekly by ANA to MAFC, at MAFC's option through automatic payment arrangements as more fully described in the Preferred Business Management System Agreement signed by the parties of even date herewith.


*Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                3. UTILITY CHARGES. ANA shall be solely responsible for and pay when due all charges for heat, light, water, sewer, gas, telephone, electricity or any other utility services used or consumed in the Premises, including payment for meters, submeters, meter installation, deposits, service connections and service charges. In the event separate bills are not obtainable for any such expense. ANA shall pay MAFC, as additional rent, ANA's proportionate share of such charges and expenses, subject to adjustment based on any extraordinary use or consumption of any utility by ANA on the Premises within ten (10) days after billing therefor.

                4. COMPLIANCE WITH MASTER LEASE. ANA Hereby agrees to accept And be bound by all terms and conditions imposed upon MAFC as lessee pursuant to the Master Lease (to the extent applicable) during the Term under and pursuant to the Master Lease, a true, correct and complete copy of such terms and conditions Master Lease is attached hereto as Exhibit A and made a part hereof as though fully set forth herein. MAFC hereby agrees, to the extent possible, to perform the obligations of MAFC under the Master Lease as though MAFC has been named therein as landlord, or, in the alternative, MAFC may permit ANA to exercise a direct action against MAFC under the Master Lease (MAFC hereby passing through to ANA, MAFC's obligations under the Master Lease with respect to the Subleased Premises). As between the parties hereto only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease Agreement, the terms of this Sublease Agreement will control.

                5. DELIVERY OF POSSESSION. The Premises are hereby delivered in their "as is", "where is" condition, vacant and broom clean and ANA hereby accepts the Premises in their existing condition and state of repair. ANA acknowledges that no representations, statements or warranties, express or implied, have been made by or on behalf of MAFC in respect to the Premises' condition, compliance with laws, ordinances, statues or regulations, including, but not limited to, the Americans with Disabilities Act of 1991, 42 USC ss. 1201 et seq. and all regulations applicable thereto promulgated as of the date hereof (collectively, "ADA"), or the use or occupation that may be made thereof, and that MAFC shall not be liable for any defects in the Premises. Acceptance of the Premises by ANA shall be construed as recognition that the Premises are in an acceptable state of repair and in sanitary condition.

                6. EXTENSION OF TERM. Provided that ANA is not in default hereunder, MAFC shall timely and properly exercise all existing options to extend the term of the Master Lease.

                7. SURVIVAL OF OBLIGATIONS. ANA will indemnify, defend and save MAFC harmless from and against any claims, demands, and actions arising in connection with ANA's use of the Premises, or the use by any person occupying said premises during the Term or by reason of any breach or nonperformance of any covenant herein, or the violation of any law or regulation by ANA.

                8. DEFAULT. In the event ANA fails to perform or observe any of the covenants contained herein or as contained in the Master Lease as applicable to the Subleased Premises, and does not correct such failure within any notice and/or cure period as set forth in the Master Lease (less three (3) days), then MAFC may forthwith terminate or cancel this Sublease Agreement. In the event MAFC fails to timely perform or observe any of its obligations hereunder, including obligations to be performed by MAFC pursuant to the Master Lease, if such failure is not cured within thirty (30) days after ANA delivers written notice to MAFC, then ANA may forthwith (i) terminate this Sublease

Agreement and all of ANA's obligations hereunder and with respect hereto shall cease, or (ii) seek any available legal or equitable remedies.

                9. QUIET ENJOYMENT. MAFC represents that it has full power and authority to enter into this Sublease, subject to the consent of MAFC. So long as ANA is not in default in the performance of its covenants and agreements in this Sublease, ANA's quiet and peaceable enjoyment of the Subleased Premises shall not be disturbed or interfered with by MAFC, or by any person claiming by, through, or under MAFC.

                10. NON ASSIGNMENT. ANA shall not directly or indirectly, assign, convey, pledge, hypothecate or otherwise transfer its interest in this Sublease, or sublet, license or otherwise grant to any person the right to occupy all or any portion of the Premises (collectively, "Transfer") without (i) the prior written consent of MAFC, and (ii) the prior written consent of MAFC to the extent required by and in accordance with the terms and provisions of the Lease. Any sale, assignment or other direct or indirect transfer of control of ANA or a majority of the beneficial ownerhip interests in ANA in a single transaction or one or more related transactions shall constitute a "Transfer" hereunder for which MAFC's prior written consent shall be required. ANA shall pay, within ten (10) days of written demand, any fees or costs payable to MAFC under the Lease, and all attorneys' fees and costs incurred by MAFC, in connection with the ANA's request for consent to a Transfer.

                11. INSURANCE. ANA shall comply with all of the insurance requirements and obligations of MAFC, as tenant under the Lease, and shall name MAFC as additional insureds, as their interests may appear, on all policies of insurance required to be carried by ANA hereunder or thereunder. The parties mutually agree that, with respect to any property loss which is covered by insurance then being carried by MAFC or ANA, respectively, the party carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss; and the parties further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom. If and to the extent such waiver can be obtained only upon payment of an additional charge, the party benefiting from the waiver shall pay such charge, upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver.

                12. LIMITATIONS ON MAFC.

                12.1 ANA acknowledges that MAFC has made no representations or warranties with respect to the Building or the Premises except as expressly provided in this Sublease.

                12.2 MAFC shall not be required to perform any of the covenants and obligations of MAFC under the Master Lease and, insofar as any of the obligations of MAFC hereunder are required to be performed under the Lease by MAFC, ANA shall rely on and look solely to MAFC for the performance thereof.

                12.3 Any repair and maintenance obligations with respect to the Premises which are the responsibility of MAFC, as tenant under the Master Lease, shall be performed by ANA, at ANA's sole cost and expense. ANA shall promptly notify MAFC of the need of any such repair, even though MAFC shall not be responsible or liable therefor.

                12.4 In no event shall MAFC be liable to ANA for consequential, punitive or other special damages with respect to this Sublease or any matter arising out of or in connection with this Sublease, the Master Lease or the Premises.

                IN WITNESS WHEREOF, the parties hereto have caused this Sublease Agreement to be executed as of the day and year first set forth above.



                                        MAFC:


                                        MIDNIGHT AUTO FRANCHISE CORP.
                                        a Michigan corporation

                                        By:    /s/ Nicholas A. Cocco
                                               ---------------------------------
                                               Name:  Nicholas A. Cocco
                                               Title: CEO


                                        ANA:

                                        ALL NIGHT AUTO OF PHOENIX, INC.

                                        By:    /s/ Walter Douglas, President
                                               ---------------------------------
                                               Name:  Walter Douglas, President

                                    GUARANTY
                                    --------

        Magma Enterprises, Inc., Walter Douglas and Jeretta Douglas, jointly and severally, hereby unconditionally guarantee the timely payment and performance by All Night Auto of Phoenix, Inc. ("ANA") of all of its obligations under this Sublease. Guarantors waive presentment, notice of dishonor, notice of non-payment and diligence on behalf of MAFC. This is a guaranty of payment, and not a guaranty of collection. Guarantors hereby acknowledge that MAFC may agree with ANA to forbear from enforcing MAFC rights, amend the Sublease, and/or settle its claims against ANA under the Sublease, all without limiting or allowing Guarantors' obligations under this Guaranty.

        DISCHARGE OF LIABILITY. Notwithstanding the foregoing, if MAFC declares a default under this Sublease which is not cured within any applicable cure period, and Magma Enterprises promptly surrenders possession of the premises to MAFC without interposing any legal process to contest or delay MAFC's repossession of the premises, then neither Walter Douglas nor Jeretta Douglas shall have any personal liability under this Guaranty. This Discharge of Liability provision shall not be interpreted as requiring Walter Douglas or Jeretta Douglas to surrender possession of any personal property owned by them, and they may have the benefit of this discharge described herein even if they retain and remove their own personal property from the premises.



                                  MAGMA ENTERPRISES, INC. an Arizona corporation


                                  By:      /s/ Walter Douglas
                                           -------------------------------------
                                           WALTER DOUGLAS, PRESIDENT


                                  Dated:   4/11/05
                                           -------------------------------------


                                  By:      /s/ Walter Douglas
                                           -------------------------------------
                                           WALTER DOUGLAS, INDIVIDUALLY


                                  Dated:   4/11/05
                                           -------------------------------------


                                  By:      /s/ Jeretta Douglas
                                           -------------------------------------
                                           JERETTA DOUGLAS, INDIVIDUALLY


                                  Dated:   4/11/05
                                           -------------------------------------

              Exhibit A: Terms and Conditions of the Master Lease
              ---------------------------------------------------